EXHIBIT 99.1

Contacts:
Leiv Lea
Pharmacyclics, Inc.
(408) 774-0330
Carolyn Bumgardner Wang
WeissComm Partners
(415) 692-4218/P>

PHARMACYCLICS REPORTS SECOND QUARTER FINANCIAL RESULTS

Sunnyvale, Calif., -- January 27, 2005 -- Pharmacyclics, Inc. (Nasdaq: PCYC) today reported financial results for its second fiscal quarter ended December 31, 2004. The net loss for the period was $7.8 million, or $0.40 per share, compared to a net loss of $7.4 million, or $0.46 per share, in the second quarter of fiscal 2004.

Research and development expenses were $6.3 million for the three months ended December 31, 2004, compared to $6.2 million during the same period of fiscal 2004, as the company moved forward with several clinical trials with its lead investigational product, Xcytrin® (motexafin gadolinium) Injection.

Pharmacyclics also reported its financial results for the six months ended December 31, 2004. The net loss for the six months ended December 31, 2004 was $15.1 million, or $0.77 per share, compared to a net loss of $14.6 million, or $0.90 per share, for the six months ended December 31, 2003.

As of December 31, 2004, the company's cash, cash equivalents and marketable securities totaled $86.5 million, compared to $101.4 million at the end of fiscal 2004.

"We continue to move our anti-cancer product candidate, Xcytrin, forward in multiple clinical trials including our pivotal SMART trial, which is anticipated to complete enrollment in the first quarter of calendar 2005," said Richard A. Miller, M.D., president and chief executive officer of Pharmacyclics. "Data from various clinical trials with Xcytrin and with Antrin® (motexafin lutetium) Angiophototherapy, our cardiovascular product, were presented at major medical meetings throughout 2004 and we expect this to continue in 2005."

Recent Highlights Include:

  Presentation of interim data from a Phase 1 clinical trial of Xcytrin in combination with Taxotere® for advanced recurrent tumors at the 29th Congress of the European Society for Medical Oncology.
  Initiation of a Phase 1 trial of Xcytrin in combination with Taxotere and Cisplatin for treatment of patients with newly diagnosed non-small cell lung cancer.
  Presentation of results from a Phase 1 trial of Xcytrin used as a single agent for the treatment of refractory chronic lymphocytic leukemia at the American Society of Hematology 46th Annual Meeting and Exposition.
  Presentation of results from two Phase 1 trials evaluating Xcytrin plus cranial irradiation for aggressive primary brain tumors at the 9th Annual Meeting of the Society for Neuro-Oncology.
  Presentation of preclinical data at the American Heart Association Scientific Sessions 2004 demonstrating that Antrin Angiophototherapy leads to regression and stabilization of vulnerable plaque in various animal models.
  Presentation of intravascular ultrasound imaging results from a Phase 1 study of Antrin in coronary artery disease, which demonstrated suppression of plaque volume in patients receiving optimum doses of drug and light, at the Cardiovascular Research Foundation's 16th Annual Scientific Meeting of Transcatheter Cardiovascular Therapeutics.

About Xcytrin

Pharmacyclics is developing Xcytrin as an anti-cancer agent with a novel mechanism of action that is designed to selectively concentrate in tumors and induce apoptosis (programmed cell death). Pharmacyclics has been granted Fast-Track status by the U.S. Food and Drug Administration (FDA) for Xcytrin for the treatment of brain metastases (cancer that has spread to the brain from another part of the body) in non-small cell lung cancer (NSCLC) patients. Xcytrin is currently being evaluated in a randomized Phase 3 clinical trial (the SMART trial) designed to compare the effects of whole brain radiation therapy (WBRT) alone to WBRT plus Xcytrin for the treatment of brain metastases in patients suffering from NSCLC. Xcytrin also is currently under investigation in several Phase 1 and Phase 2 clinical trials in various cancers evaluating its use as a single agent and in combination with chemotherapy and/or radiation therapy.

About Antrin

Antrin is injected into the bloodstream, where it is designed to selectively accumulate in sites of atherosclerotic plaque throughout the body. Targeted areas are then exposed to far-red light, which is delivered by an optical fiber inserted into the vessel using standard interventional techniques. When activated by the light, Antrin generates a chemical reaction that may selectively eliminate macrophages, causing stabilization or reduction of vulnerable plaque. Antrin Angiophototherapy has completed Phase 1 and Phase 2 testing in peripheral arterial disease, and Phase 1 testing in coronary artery disease. These trials indicated that intravenous administration of Antrin and the Antrin Angiophototherapy procedure are well tolerated.

About Pharmacyclics

Pharmacyclics is a pharmaceutical company developing innovative products to treat cancer and atherosclerosis. The company's products are rationally designed, ring-shaped small molecules called texaphyrins that are designed to selectively target and disrupt the bioenergetic processes of diseased cells, such as cancer cells and atherosclerotic plaque. More information about our company, our technology and products can be found on our website at www.pcyc.com. Pharmacyclics®, Xcytrin®, Antrin® and the "pentadentate" logo® are registered trademarks of Pharmacyclics, Inc.

Taxotere® is a registered trademark of Aventis.

NOTE: Other than statements of historical fact, the statements made in this press release about enrollment plans for our clinical trials, progress of and reports of results from preclinical and clinical studies, clinical development plans and product development activities are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. The words "believe," "will," "continue," "plan," "expect," "intend," "anticipate," variations of such words, and similar expressions also identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those in the forward-looking statements. Factors that could affect actual results include risks associated with the initiation, timing, design, enrollment and cost of clinical trials; the fact that data from preclinical studies and Phase 1 or Phase 2 clinical trials may not necessarily be indicative of future clinical trial results; unexpected delays in and unanticipated increases in costs of our clinical trials; our ability to establish successful partnerships and collaborations with third parties; the regulatory approval process in the United States and other countries; and future capital requirements. For further information about these risks and other factors that may affect the actual results achieved by Pharmacyclics, please see the company's reports as filed with the U.S. Securities and Exchange Commission from time to time, including but not limited to its quarterly report on Form 10-Q for the period ended September 30, 2004. Forward-looking statements contained in this announcement are made as of this date, and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

---FINANCIALS ATTACHED---

Pharmacyclics, Inc.
(a development stage enterprise)
Condensed Statements of Operations
(unaudited) (in thousands, except per share data)

                                              Three Months Ended  Six Months Ended
                                              December 31,        December 31,
                                              ------------------  ------------------
                                                2004      2003      2004      2003
                                              --------  --------  --------  --------
Operating expenses:
     Research and development .............. $  6,277  $  6,182  $ 12,386  $ 12,117

     Marketing, general and administrative..    1,952     1,480     3,580     3,024
                                              --------  --------  --------  --------
            Total operating expenses .......    8,229     7,662    15,966    15,141
                                              --------  --------  --------  --------
Loss from operations .......................   (8,229)   (7,662)  (15,966)  (15,141)

Interest and other income, net .............      442       251       876       529
                                              --------  --------  --------  --------
Net loss ................................... $ (7,787) $ (7,411) $(15,090) $(14,612)
                                              ========  ========  ========  ========

Basic and diluted net loss per share ....... $  (0.40) $  (0.46) $  (0.77) $  (0.90)
                                              ========  ========  ========  ========
Shares used to compute basic and
    diluted net loss per share .............   19,707    16,267    19,678    16,252
                                              ========  ========  ========  ========

Condensed Balance Sheets
(unaudited, in thousands)

                                                            December 31,  June 30,
                                                               2004         2004
                                                            -----------  -----------
   Assets
     Cash, cash equivalents and marketable securities .... $    86,546  $   101,418

     Other current assets ................................       1,607        1,429
                                                            -----------  -----------
          Total current assets ...........................      88,153      102,847

     Property and equipment, net .........................       1,018        1,293

     Other noncurrent assets .............................         527          527
                                                            -----------  -----------
                                                           $    89,698  $   104,667
                                                            ===========  ===========

   Liabilities and stockholders' equity
     Current liabilities ................................. $     3,973  $     4,294

     Long-term obligations ...............................         101           85

     Stockholders' equity ................................      85,624      100,288
                                                            -----------  -----------
                                                           $    89,698  $   104,667
                                                            ===========  ===========

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